UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

INTERACTIVE INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-27385	35-1933097
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7601 Interactive Way
Indianapolis, Indiana 46278
(Address of principal executive offices) (Zip Code)

(317) 872-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 30, 2005, upon the recommendation of the Compensation Committee, the Board of Directors of Interactive Intelligence, Inc. (the "Company") approved an amendment to the Interactive Intelligence, Inc. Employee Stock Purchase Plan (the "Plan") in response to certain accounting rules that become effective in 2006.

Prior to the amendment, the purchase price of shares purchased under the Plan was equal to 85% of the lesser of either the fair market value of the Company's Common Stock on the first business day of each calendar quarter offering period, or the fair market value of the Company's Common Stock on the last business day of each calendar quarter offering period (commonly referred to as a "look-back"). The Plan has been amended to eliminate the look-back feature and to reduce the discount at which shares are purchased. As amended, the Plan provides that, commencing with the offering period of the calendar quarter beginning January 1, 2006, the purchase price of shares under the Plan will be equal to 95% of the fair market value of the Company's Common Stock on the purchase date, which is the first business day of the calendar quarter following each offering period.

A copy of the Plan, as amended, is attached hereto as Exhibit 10.28 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.28 Interactive Intelligence, Inc. Employee Stock Purchase Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2006

Interactive Intelligence, Inc.

By /s/ Stephen R. Head
Stephen R. Head
Chief Financial Officer, Vice President of Finance and
Administration, Secretary and Treasurer